UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 17, 2025

HILLEVAX, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41365	85-0545060
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

321 Harrison Avenue

Boston, Massachusetts 02118

(Address of principal executive offices) (Zip Code)

(617) 213-5054

(Registrant’s telephone number, include area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	HLVX	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01	Completion of Acquisition or Disposition of Assets.

As previously disclosed, HilleVax, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”), with XOMA Royalty Corporation (“Parent”) and Parent’s wholly-owned subsidiary, XRA 4 Corp. (“Merger Sub”), on August 4, 2025.

Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof, on August 18, 2025, Parent and Merger Sub commenced a tender offer (the “Offer”) to acquire any and all of the issued and outstanding shares of common stock, par value $0.0001 per share, of the Company (the “Shares”), for (i) $1.95 in cash per Share, payable without interest (the “Cash Amount”), plus (ii) one non-transferable contractual contingent value right (each, a “CVR”) per Share, representing the right to receive potential payments, in cash, (the Cash Amount and one CVR, collectively, or any different amount per Share that may be paid pursuant to the Offer, being hereinafter referred to as the “Offer Price”), issuable without interest, described in, and subject to and in accordance with the terms and conditions set forth in, the Contingent Value Rights Agreement entered into by and between Parent, Merger Sub, Broadridge Corporate Issuer Solutions, LLC (“Broadridge”) and Dr. Robert Hershberg, solely in his capacity as the initial representative, agent and attorney in-fact of the holders (the “CVR Agreement”) on September 17, 2025.

The Offer and related withdrawal rights expired as scheduled at one minute after 11:59 p.m., Eastern time, on September 15, 2025 (such date and time, the “Expiration Time”), and the Offer was not extended. Parent and Merger Sub were advised by Broadridge, the depositary for the Offer, that, as of the Expiration Time, a total of 39,214,689 Shares had been validly tendered and not validly withdrawn pursuant to the Offer, representing approximately 77.48% of the outstanding Shares as of the Expiration Time. As of the Expiration Time, the number of Shares validly tendered and not validly withdrawn pursuant to the Offer satisfied the Minimum Tender Condition (as defined in Exhibit A to the Merger Agreement), and all other conditions to the Offer were satisfied. Promptly after the expiration of the Offer, Parent and Merger Sub accepted all Shares validly tendered and not validly withdrawn pursuant to the Offer and will promptly pay for all Shares accepted pursuant to the Offer. Parent completed the acquisition of the Company on September 17, 2025, by causing Merger Sub to merge with and into the Company (the “Merger”) pursuant to the Merger Agreement without a vote of the Company stockholders in accordance with Section 251(h) of the General Corporation Law of the State of Delaware (the “DGCL”). At the effective time of the Merger (the “Effective Time”), Merger Sub was merged with and into the Company, the separate existence of Merger Sub ceased and the Company continued as a wholly owned subsidiary of Parent (the “Surviving Corporation”). At the Effective Time, each Share issued and outstanding immediately prior to the Effective Time (other than Shares (i) owned by the Company, Parent, Merger Sub or any direct or indirect wholly owned subsidiary of Parent or Merger Sub prior to the Effective Time, (ii) irrevocably accepted for payment pursuant to the Offer, or (iii) held by any stockholder who is entitled to demand and has properly demanded the appraisal of such Shares in accordance with, and in compliance in all respects with, the DGCL) was automatically cancelled, extinguished and converted into the right to receive an amount in cash equal to the Offer Price (including the CVR), without interest.

In addition, pursuant to the terms of the Merger Agreement, immediately prior to the Offer Closing Time (as defined in the Merger Agreement), (i) each Company stock option to purchase Shares with a per Share exercise price less than the Cash Amount (each, an “In the Money Option”) that was outstanding as of immediately prior to the Offer Closing Time accelerated and became fully vested and was by virtue of the Merger automatically cancelled and terminated and converted into the right to receive, subject to the terms of the Merger Agreement, (a) an amount in cash (without interest) equal to the product obtained by multiplying (1) the excess of the Cash Amount over the exercise price per share of the Shares underlying such In the Money Option at the Effective Time by (2) the number of Shares underlying such In the Money Option, plus (b) one CVR with respect to each Share subject to such In the Money Option at the Effective Time, (ii) each Company stock option to purchase Shares with a per Share exercise price equal to or greater than the Cash Amount (each, an “Out of the Money Option”) that was outstanding as of immediately prior to the Offer Closing Time by virtue of the Merger was automatically cancelled for no consideration and the holder thereof shall have no further rights with respect thereto, subject to the terms of the Merger Agreement, and (iii) each Company restricted stock unit award that was outstanding as of immediately prior to the Offer Closing Time accelerated and became fully vested and was, by virtue of the Merger, automatically cancelled and terminated and converted into the right to receive, (a) an amount in cash without interest, equal to the product obtained by multiplying (1) the Cash Amount by (2) the number of Shares underlying such Company restricted stock unit award at the Effective Time and (b) one CVR.

The foregoing description of the Merger Agreement, the CVR Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to (i) the Merger Agreement, a copy of which is filed as Exhibit 2.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) by the Company on August 4, 2025 and is incorporated by reference herein, and (ii) the CVR Agreement, a copy of which is filed as Exhibit 2.2 to this Current Report on Form 8-K and is incorporated by reference herein.

The information set forth in Items 5.01 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

In connection with the consummation of the Offer and the Merger, the Company notified The Nasdaq Global Select Market (“Nasdaq”) of the consummation of the Merger and requested that Nasdaq file with the SEC a notification of removal from listing and/or registration on Form 25 to effect the delisting of all Shares from Nasdaq and the deregistration of such Shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Nasdaq is expected to file the Form 25 with the SEC on September 17, 2025 and trading of Shares is expected to be suspended effective prior to the open of trading on September 17, 2025. The Company intends to file a certification and notice of termination of registration on Form 15 with the SEC requesting the termination of registration of the Shares under Section 12(g) of the Exchange Act and the suspension of reporting obligations under Section 13 and 15(d) of the Exchange Act with respect to the Shares.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth under Items 2.01, 3.01, 5.01, and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01	Changes in Control of Registrant.

The information set forth under Items 2.01, 5.02, and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

As a result of the completion of the Merger, a change of control of the Company occurred and the Company became a wholly-owned subsidiary of Parent. Parent obtained the funds necessary to fund the acquisition through a variety of sources, including cash on hand.

Item 5.02	Departure of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02.

In connection with the consummation of the Merger, each of Shelley Chu, M.D., Ph.D., Nanette Cocero, Ph.D., Gary Dubin, M.D., Julie Gerberding, M.D., M.P.H, Patrick Heron, Robert Hershberg, M.D., Ph.D., Jeryl Hilleman, Aditya Kohli, Ph.D. and Jaime Sepulveda, M.D., D.Sc., M.P.H. ceased to be members of the Board of Directors of the Company (the “Company Board”) and ceased to be members of any committees of the Company Board on which such directors served, effective as of the Effective Time. On September 17, 2025, in connection with the consummation of the Merger, the directors of Merger Sub became the directors of the Surviving Corporation in lieu of the Company’s existing directors.

In connection with the consummation of the Merger, each of Robert Hershberg, M.D., Ph.D., the Company’s Chairman, President and Chief Executive Officer, and Shane Maltbie, the Company’s Chief Financial Officer, ceased serving in their respective officer positions and terminated employment with the Company as of the Effective Time. In connection with their cessation of employment, in exchange for their execution of a general release of claims in favor of the Company, each of Dr. Hershberg and Mr. Maltbie received (i) the severance payments and benefits provided under their employment offer letters with the Company, paid in a lump-sum, and (ii) the retention cash bonus provided under their retention bonus letters with the Company.

In connection with the consummation of the Merger, each officer of the Merger Sub immediately prior to the Effective Time became an officer of the Surviving Corporation.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the terms of the Merger Agreement, on September 17, 2025, the Company’s certificate of incorporation and bylaws were each amended and restated in their entirety and became the certificate of incorporation and bylaws of the Surviving Corporation. Copies of the amended and restated certificate of incorporation and amended and restated bylaws are attached as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description of Exhibit

2.1	Agreement and Plan of Merger, dated August 4, 2025, by and among XOMA Royalty Corporation, XRA 4 Corp. and the Company (incorporated by reference to Exhibit 2.1 on the Current Report on Form 8-K, filed on August 4, 2025).*

2.2	Contingent Value Rights Agreement, dated September 17, 2025, by and between Parent, Merger Sub, Broadridge Corporate Issuer Solutions, LLC and Dr. Robert Hershberg, solely in his capacity as the initial representative, agent and attorney in-fact of the holders.

3.1	Second Amended and Restated Certificate of Incorporation of HilleVax, Inc. (filed herewith).

3.2	Second Amended and Restated Bylaws of HilleVax, Inc. (filed herewith).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

Certain exhibits, annexes and schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of any of the omitted exhibits, annexes and schedules upon request by the SEC; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any annexes or schedules so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HILLEVAX, INC.

By:	/s/ Paul S. Bavier
Name:	Paul S. Bavier
Title:	General Counsel and Chief Administrative Officer

Dated: September 17, 2025